EXHIBIT 99.1
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NEWS FOR IMMEDIATE RELEASE                         CONTACT: BRIEN M. CHASE, CFO
JULY 1, 2004                                                304-525-1600


                         PREMIER FINANCIAL BANCORP, INC.
                          ANNOUNCES COMPLETION OF SALE
                           OF CITIZENS BANK (KENTUCKY)

     PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI) a community bank holding company with six bank subsidiaries announced today that it has completed the sale of its affiliate Citizens Bank (Kentucky), Inc. to Farmers Capital Bank Corporation, headquartered in Frankfort, Kentucky.

     As part of its on-going strategy to meet the FRB written agreement objectives, on February 13, 2004, Premier announced the signing of a definitive agreement to sell its subsidiary Citizens Bank (Kentucky), Inc. in Georgetown, Kentucky in a cash transaction valued at $14,500,000. Robert Walker, President and CEO of Premier commenting on the sale said, "The decision to sell an affiliate was a strategic one for Premier. The transaction will more than restore the cash reserves used by Premier in 2003 to recapitalize Farmers Deposit Bank. It will reduce the company's total assets by approximately $66 million while increasing total capital by approximately $4.5 million thus strengthening Premier's balance sheet and capital ratios. The transaction should also generate taxable income allowing Premier to offset some of its tax loss carryforward."

     The transaction officially closed on July 1, 2004 and therefore will be reported as a third quarter transaction for Premier. Premier's second quarter operating results are anticipated to be announced in late July or early August.

     Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.